Exhibit 99.1

Multi-Color Acquires UK Spirit and Wine Label Specialist

CINCINNATI, OHIO, March 14, 2012 — Multi-Color Corporation (“MCC”) is pleased to announce an important step in its global expansion with the acquisition of Labelgraphics based in Glasgow, Scotland.

MCC has entered into a binding agreement to acquire 100% ownership of Labelgraphics Holdings for a purchase price of approximately £16.5 million less net debt. The purchase price includes a future performance based earn out of approximately 25% of the above total. The acquisition is expected to close on or about April 2, 2012 and is expected to be immediately accretive to earnings for MCC.

Labelgraphics, established in 1983, has annual revenues of approximately £13 million and predominantly supplies the United Kingdom (“UK”) Spirit and Wine markets. Spirits are a mainstay of Scottish exports and their global shipments have exhibited strong growth to developing markets. Wines are increasingly shipped to the UK in bulk and bottled locally, requiring local label supply. Labelgraphics shares many common multi-national customers with MCC and the same label technologies and suppliers. Labelgraphics’ relocation to a brand new facility and recent additional press capacity in Glasgow provides an opportunity for significant growth.

MCC President & CEO, Nigel Vinecombe said, “We have had an excellent relationship with Labelgraphics’ owners for many years. Building on the success of Alex Mulvenny, Sr., Alex and Peter Mulvenny and the current Labelgraphics’ team are the leading Wine & Spirit label company in the UK and rank among the best in the world for quality, service and results. We are delighted Alex Mulvenny will continue to run Labelgraphics and also be a member of our global Senior Leadership Team, including responsibility for global account management for a number of key customers.” Alex Mulvenny Labelgraphics Managing Director stated, “The Labelgraphics’ senior management team looks forward to being part of MCC, including being part of the global leader in Wine & Spirit labels. We continue to make a long term commitment to our Scottish operation and our integration into the MCC group.”

This acquisition reinforces MCC’s commitment to the Wine & Spirit markets and extends its global leadership position. In particular, the acquisition is an important component of our plans for significant coverage of the large European Wine & Spirit markets. Whereas MCC is a market leader in the European Wine & Spirit market, there is still significant market fragmentation. As such, Labelgraphics becomes part of the current European Group with operations in Italy, France and Poland reporting to European President, Andrea Guidotti.

About MCC

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. Annual revenues are expected to be over USD 650 million for FY13. MCC employs approximately 2,700 associates across 28 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com/.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Nigel A. Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

(513) 345-1158